NEWS RELEASE

FORWARD AIR CORPORATION REPORTS
RECORD FOURTH QUARTER AND FISCAL 2015 RESULTS AND
QUARTERLY CASH DIVIDEND

GREENEVILLE, Tenn.-(BUSINESS WIRE) - February 9, 2016-Forward Air Corporation (NASDAQ:FWRD) today reported results for the fourth quarter and year ended December 31, 2015.

Operating revenue for the quarter ended December 31, 2015 increased 19.8% to $256.4 million from $214.1 million for the same quarter in 2014. Income from operations was $29.0 million, compared with $25.6 million for the fourth quarter of 2014, an increase of 13.3%. Net income per diluted share for the fourth quarter of 2015 was $0.75 compared with $0.55 in the same quarter of 2014.

Operating revenue for the year ended December 31, 2015 increased 22.8% to $959.1 million from $781.0 million for the year ended December 31, 2014. Income from operations was $81.8 million, compared with $96.4 million in 2014. Net income per diluted share for the year ended December 31, 2015 was $1.78 compared with $1.96 in 2014.

Revenues, income from operations and income per diluted share for the fourth quarter were Company records. Also, revenue for the full year 2015 was a Company record. As presented in the supplemental schedules within this press release, on an adjusted basis, this is the highest full year income from operations, net income and income per diluted share in the Company’s history.

Bruce A. Campbell, Chairman, President and CEO, said, “Overall we were very pleased with our performance in the fourth quarter and more importantly feel confident we have advantageously positioned the Company for superior results in 2016.”
Addressing the Forward Air, Inc. business segment, Mr. Campbell said, “We expect to continue benefiting from pricing changes, cost cutting and operational efficiencies implemented in the third quarter of 2015. Additionally, we are now benefiting from our February 1st change to our dimensional weight factor. This change targets less dense, more difficult to handle freight that is therefore more costly. The impact of this change will be an increase in billed tonnage with little or no increase in cost.”
Moving to the Central States Trucking (CST) service offering, Mr. Campbell said, “CST, which is our final mile intermodal service offering, finished the year with $104.3 million in revenue, $12.3 million in operating income and an 88.2 operating ratio. We continue to see good organic intermodal growth and since acquiring CST in early 2014 we have made three additional tuck in acquisitions. With good legacy volumes and a robust deal pipeline we continue to view CST as a growth platform.”
Turning to our TQI and Solutions business segments, Mr. Campbell said, “After absorbing new business start-up costs Forward Air Solutions performed as expected in the fourth quarter. TQI continued to struggle in the fourth quarter but we are starting to see improvements driven by recently implemented initiatives.”
In closing Mr. Campbell said, “After meeting the challenges that followed completion of our largest acquisition in the Company’s history in 2015 it was extremely gratifying for our team to post record fourth quarter and full year results. A lot of time and effort went into achieving these milestones and I am very grateful to the employees and contractors who contributed to this success. Our entire team is looking forward to bringing even more value to our shareholders in 2016 and beyond.”

Commenting further on the fourth quarter results Rodney L. Bell, Senior Vice President and CFO said, “After adding back $0.01 of Towne related deal costs, we posted $0.76 for the quarter against a guidance midpoint of $0.64. The majority of that difference is related to amending of prior year tax returns in order to obtain technology-related permanent tax deductions. This resulted in a $0.17 per share tax benefit offset in part by $0.02 per share in related costs included in operating income. The remaining variance as compared to our guidance midpoint was a $0.02 per share negative impact from the lower than modeled impact of net fuel surcharges and $0.01 per share attributed to a lower than expected contribution from our TQI segment.”
Commenting further Mr. Bell said, “In 2016 and subsequent years the annual benefit of the technology-related tax deduction should be approximately $1.0 million or $0.03 per share. We expect our 2016 effective tax rate will be approximately 37.5%.”

In commenting on the Company's guidance for the first quarter, Mr. Bell said, “We anticipate our first quarter 2016 revenues will increase in the range of 10% to 12% over the comparable 2015 period, and we expect income per diluted share to be between $0.41 and $0.45 per share. This compares to $0.40 which, in the first quarter of 2015, includes the addback of Towne deal costs. Our guidance includes approximately $0.03 to $0.04 per share of estimated negative impact from the expected decline in our net fuel surcharges.”

On February 9, 2016, our Board of Directors declared a quarterly cash dividend of $0.12 per share of common stock. The dividend is payable to shareholders of record at the close of business on March 10, 2016, and is expected to be paid on March 28, 2016.

This quarterly dividend is pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.48 per share of common stock, payable in quarterly increments of $0.12 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

Review of Financial Results

Forward Air will hold a conference call to discuss fourth quarter 2015 results on Wednesday, February 10, 2016 at 9:00 a.m. EST. The Company's conference call will be available online at www.forwardair.com or by dialing (800) 230-1096. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation operates three business segments: Forward Air, Forward Air Solutions and Total Quality.

Through our Forward Air segment, we provide time-definite surface transportation and related logistics services to the North American expedited ground freight market. Our licensed property broker utilizes qualified motor carriers, including our own, and other third-party transportation companies, to offer our customers local pick-up and delivery (Forward Air Complete®) and scheduled surface transportation of cargo as a cost-effective, reliable alternative to air transportation. We transport cargo that must be delivered at a specific time but is less time-sensitive than traditional air freight. This type of cargo is frequently referred to in the transportation industry as deferred air freight. We also offer our customers an array of logistics and other services including: expedited full truckload (TLX); dedicated fleets; warehousing; customs brokerage; and shipment consolidation, deconsolidation and handling. Also included in the Forward Air segment are the services performed by Central States Trucking Co. and Central States Logistics, Inc. (“CST”), which we acquired in 2014. CST provides intermodal drayage, devanning, transloading and warehousing services.

Through our Forward Air Solutions segment, we provide pool distribution services throughout the Mid-Atlantic, Southeast, Midwest and Southwest continental United States. Pool distribution involves managing high-frequency, last mile handling and distribution of time-sensitive products to numerous destinations in specific geographic regions. Our primary customers for pool distribution are regional and nationwide distributors and specialty retailers, such as mall, strip mall and outlet-based retail chains.

Total Quality ("TQI"), provides maximum security and temperature-controlled logistics services, primarily truckload services, to the life sciences sector (pharmaceutical and biotechnology products). In addition to core pharmaceutical services and other cold chain services, TQI provides truckload and less-than-truckload brokerage transportation services.

Forward Air Corporation
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Year ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Operating revenue	$256,420	$214,062	$959,125	$780,959

Operating expenses:
Purchased transportation	107,516	92,317	408,769	334,576
Salaries, wages and employee benefits	65,789	50,641	240,604	182,105
Operating leases	15,167	8,975	66,272	33,994
Depreciation and amortization	9,556	8,254	37,157	31,133
Insurance and claims	4,951	4,758	21,483	15,736
Fuel expense	3,869	5,158	15,903	20,148
Other operating expenses	20,557	18,324	87,165	66,861
Total operating expenses	227,405	188,427	877,353	684,553
Income from operations	29,015	25,635	81,772	96,406

Other income (expense):
Interest expense	(558)	(255)	(2,047)	(610)
Other, net	68	145	(58)	289
Total other expense	(490)	(110)	(2,105)	(321)
Income before income taxes	28,525	25,525	79,667	96,085
Income taxes	5,297	8,479	24,092	34,916
Net income	$23,228	$17,046	$55,575	$61,169

Net income per share:
Basic	$0.75	$0.56	$1.80	$1.99
Diluted	$0.75	$0.55	$1.78	$1.96

Dividends per share:	$0.12	$0.12	$0.48	$0.48

Forward Air Corporation
Components of Consolidated Operating Revenue and Purchased Transportation
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating Revenue
Forward Air
Airport-to-airport	$136.0	65.9%	$112.2	68.5%	$23.8	21.2%
Logistics services
Expedited full truckload - TLX	31.8	15.4	21.1	12.9	10.7	50.7
Intermodal/drayage	19.1	9.3	16.2	9.9	2.9	17.9
Total Logistics services	50.9	24.7	37.3	22.8	13.6	36.5
Other Forward Air services	19.5	9.4	14.3	8.7	5.2	36.4
Forward Air - Total revenue	206.4	80.5	163.8	76.5	42.6	26.0
TQI - Pharmaceutical services	9.1	3.5	12.1	5.6	(3.0)	(24.8)
Forward Air Solutions - Pool distribution	43.0	16.8	40.3	18.9	2.7	6.7
Intersegment eliminations	(2.1)	(0.8)	(2.1)	(1.0)	—	—
Consolidated operating revenue	$256.4	100.0%	$214.1	100.0%	$42.3	19.8%

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Purchased Transportation
Forward Air
Airport-to-airport	$57.5	42.3%	$50.0	44.6%	$7.5	15.0%
Logistics services
Expedited full truckload - TLX	23.9	75.2	16.4	77.7	7.5	45.7
Intermodal/drayage	7.6	39.8	5.9	36.4	1.7	28.8
Total Logistics services	31.5	61.9	22.3	59.8	9.2	41.3
Other Forward Air services	5.3	27.2	3.7	25.9	1.6	43.2
Forward Air - Total purchased transportation	94.3	45.7	76.0	46.4	18.3	24.1
TQI - Pharmaceutical services	3.5	38.5	6.0	49.6	(2.5)	(41.7)
Forward Air Solutions - Pool distribution	11.2	26.0	11.9	29.5	(0.7)	(5.9)
Intersegment eliminations	(1.5)	71.4	(1.6)	76.2	0.1	(6.3)
Consolidated purchased transportation	$107.5	41.9%	$92.3	43.1%	$15.2	16.5%

Forward Air Corporation
Components of Consolidated Operating Revenue and Purchased Transportation
(In millions)
(Unaudited)

	Year ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating Revenue
Forward Air
Airport-to-airport	$523.9	66.1%	$429.4	70.1%	$94.5	22.0%
Logistics services
Expedited full truckload - TLX	110.9	14.0	77.7	12.7	33.2	42.7
Intermodal/drayage	81.7	10.3	55.3	9.0	26.4	47.7
Total Logistics services	192.6	24.3	133.0	21.7	59.6	44.8
Other Forward Air services	76.3	9.6	50.0	8.2	26.3	52.6
Forward Air - Total revenue	792.8	82.7	612.4	78.4	180.4	29.5
TQI - Pharmaceutical services	42.4	4.4	48.8	6.3	(6.4)	(13.1)
Forward Air Solutions - Pool distribution	130.0	13.5	125.2	16.0	4.8	3.8
Intersegment eliminations	(6.1)	(0.6)	(5.4)	(0.7)	(0.7)	13.0
Consolidated operating revenue	$959.1	100.0%	$781.0	100.0%	$178.1	22.8%

	Year ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Purchased Transportation
Forward Air
Airport-to-airport	$225.6	43.1%	$183.3	42.7%	$42.3	23.1%
Logistics services
Expedited full truckload - TLX	81.0	73.0	59.8	77.0	21.2	35.5
Intermodal/drayage	30.6	37.5	21.7	39.2	8.9	41.0
Total Logistics services	111.6	57.9	81.5	61.3	30.1	36.9
Other Forward Air services	21.7	28.4	12.5	25.0	9.2	73.6
Forward Air - Total purchased transportation	358.9	45.3	277.3	45.3	81.6	29.4
TQI - Pharmaceutical services	19.2	45.3	24.7	50.6	(5.5)	(22.3)
Forward Air Solutions - Pool distribution	35.0	26.9	36.6	29.3	(1.6)	(4.4)
Intersegment eliminations	(4.3)	70.5	(4.0)	74.1	(0.3)	7.5
Consolidated purchased transportation	$408.8	42.6%	$334.6	42.8%	$74.2	22.2%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	December 31, 2015	December 31, 2014 (a)
Assets
Current assets:
Cash and cash equivalents	$33,312	$41,429
Accounts receivable, net	109,165	95,326
Other current assets	30,980	10,704
Total current assets	173,457	147,459

Property and equipment	343,147	305,188
Less accumulated depreciation and amortization	155,859	132,699
Net property and equipment	187,288	172,489
Goodwill and other acquired intangibles:
Goodwill	205,609	144,412
Other acquired intangibles, net of accumulated amortization	127,800	72,705
Total net goodwill and other acquired intangibles	333,409	217,117
Other assets	6,017	2,244
Total assets	$700,171	$539,309

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$23,334	$20,572
Accrued expenses	29,823	22,583
Current portion of debt and capital lease obligations	55,887	276
Total current liabilities	109,044	43,431

Debt and capital lease obligations, less current portion	28,856	1,275
Other long-term liabilities	12,340	8,356
Deferred income taxes	39,876	22,684
Commitments and contingencies
Shareholders’ equity:
Common stock	305	303
Additional paid-in capital	160,855	130,107
Retained earnings	348,895	333,153
Total shareholders’ equity	510,055	463,563
Total liabilities and shareholders’ equity	$700,171	$539,309

(a) Taken from audited financial statements, which are not presented in their entirety and have been adjusted to reflect reclasses associated with the early adoption of a new accounting standard.

Forward Air Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	December 31, 2015	December 31, 2014
Operating activities:
Net income	$23,228	$17,046
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	9,556	8,254
Share-based compensation	1,924	1,677
(Gain) loss on disposal of property and equipment	(178)	58
Provision for recovery on receivables	(430)	(202)
Provision for revenue adjustments	1,402	569
Deferred income taxes	8,985	(4,750)
Tax benefit for stock options exercised	(3,048)	(1,555)
Changes in operating assets and liabilities
Accounts receivable	4,537	4,164
Prepaid expenses and other assets	(12,274)	5,045
Accounts payable and accrued expenses	(5,295)	(3,739)
Net cash provided by operating activities	28,407	26,567

Investing activities:
Proceeds from disposal of property and equipment	520	365
Purchases of property and equipment	(21,954)	(2,386)
Acquisition of business	497	(5,824)
Other	(164)	(51)
Net cash used in investing activities	(21,101)	(7,896)

Financing activities:
Payments of debt and capital lease obligations	(13,985)	(74)
Proceeds from exercise of stock options	2,962	152
Payments of cash dividends	(3,688)	(3,654)
Repurchase of common stock (repurchase program)	(9,996)	—
Common stock issued under employee stock purchase plan	221	206
Tax benefit for stock options exercised	3,048	1,555
Net cash used in by financing activities	(21,438)	(1,815)
Net (decrease) increase in cash	(14,132)	16,856
Cash at beginning of period	47,444	24,573
Cash at end of period	$33,312	$41,429

Forward Air Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year ended
	December 31, 2015	December 31, 2014
Operating activities:
Net income	$55,575	$61,169
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	37,157	31,133
Share-based compensation	7,486	6,681
Gain on disposal of property and equipment	(181)	(383)
Provision for loss on receivables	33	241
Provision for revenue adjustments	4,793	2,465
Deferred income taxes	14,531	(3,021)
Tax benefit for stock options exercised	(5,413)	(2,109)
Changes in operating assets and liabilities, net of acquisition of business
Accounts receivable	5,403	(12,193)
Prepaid expenses and other assets	(1,378)	(280)
Accounts payable and accrued expenses	(32,284)	7,957
Net cash provided by operating activities	85,722	91,660

Investing activities:
Proceeds from disposal of property and equipment	1,720	1,947
Purchases of property and equipment	(40,495)	(39,487)
Acquisition of business, net of cash acquired	(61,878)	(90,172)
Other	(265)	2
Net cash used in investing activities	(100,918)	(127,710)

Financing activities:
Proceeds from term loan	125,000	—
Payments of debt and capital lease obligations	(101,352)	(9,736)
Proceeds from exercise of stock options	14,313	13,235
Payments of cash dividends	(14,821)	(14,795)
Repurchase of common stock (repurchase program)	(19,992)	(39,972)
Common stock issued under employee stock purchase plan	449	354
Cash settlement of share-based awards for minimum tax withholdings	(1,931)	(1,083)
Tax benefit for stock options exercised	5,413	2,109
Net cash provided by (used in) financing activities	7,079	(49,888)
Net decrease in cash	(8,117)	(85,938)
Cash at beginning of year	41,429	127,367
Cash at end of year	$33,312	$41,429

Forward Air Corporation
Segment Information
(In millions)
(unaudited)

	Three months ended December 31
		Percent of		Percent of		Percent
Forward Air	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$206.4	80.5%	$163.8	76.5%	$42.6	26.0%
Operating expenses:
Purchased transportation	94.3	45.7	76.0	46.4	18.3	24.1
Salaries, wages, and employee benefits	47.2	22.9	35.5	21.7	11.7	33.0
Operating leases	11.7	5.7	6.5	4.0	5.2	80.0
Depreciation and amortization	7.0	3.4	5.8	3.5	1.2	20.7
Insurance and claims	3.6	1.7	3.1	1.9	0.5	16.1
Fuel expense	1.6	0.8	2.1	1.3	(0.5)	(23.8)
Other operating expenses	15.3	7.4	13.5	8.2	1.8	13.3
Income from operations	$25.7	12.4%	$21.3	13.0%	$4.4	20.7%

		Percent of		Percent of		Percent
FASI	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$43.0	16.8%	$40.3	18.8%	$2.7	6.7%
Operating expenses:
Purchased transportation	11.2	26.0	11.9	29.5	(0.7)	(5.9)
Salaries, wages, and employee benefits	15.9	37.0	13.0	32.2	2.9	22.3
Operating leases	3.5	8.1	2.5	6.2	1.0	40.0
Depreciation and amortization	1.5	3.5	1.6	4.0	(0.1)	(6.3)
Insurance and claims	1.1	2.6	1.4	3.5	(0.3)	(21.4)
Fuel expense	1.5	3.5	2.0	5.0	(0.5)	(25.0)
Other operating expenses	5.1	11.9	4.7	11.7	0.4	8.5
Income from operations	$3.2	7.4%	$3.2	7.9%	$—	—%

		Percent of		Percent of		Percent
TQI	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$9.1	3.5%	$12.1	5.7%	$(3.0)	(24.8)%
Operating expenses:
Purchased transportation	3.5	38.4	6.0	49.6	(2.5)	(41.7)
Salaries, wages, and employee benefits	2.7	29.7	2.1	17.3	0.6	28.6
Operating leases	—	—	—	—	—	—
Depreciation and amortization	1.1	12.1	0.9	7.4	0.2	22.2
Insurance and claims	0.2	2.2	0.3	2.5	(0.1)	(33.3)
Fuel expense	0.8	8.8	1.1	9.1	(0.3)	(27.3)
Other operating expenses	0.7	7.7	0.6	5.0	0.1	16.7
Income from operations	$0.1	1.1%	$1.1	9.1%	$(1.0)	(90.9)%

		Percent of		Percent of		Percent
Intercompany Eliminations	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$(2.1)	(0.8)%	$(2.1)	(1.0)%	$—	—%
Operating expenses:
Purchased transportation	(1.5)	71.4	(1.6)	76.2	0.1	(6.3)
Other operating expenses	(0.6)	28.6	(0.5)	23.8	(0.1)	20.0
Income from operations	$—	—%	$—	—%	$—	—%

		Percent of		Percent of		Percent
Consolidated	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$256.4	100.0%	$214.1	100.0%	$42.3	19.8%
Operating expenses:
Purchased transportation	107.5	41.9	92.3	43.1	15.2	16.5
Salaries, wages, and employee benefits	65.8	25.7	50.6	23.6	15.2	30.0
Operating leases	15.2	5.9	9.0	4.2	6.2	68.9
Depreciation and amortization	9.6	3.8	8.3	3.9	1.3	15.7
Insurance and claims	4.9	1.9	4.8	2.2	0.1	2.1
Fuel expense	3.9	1.5	5.2	2.4	(1.3)	(25.0)
Other operating expenses	20.5	8.0	18.3	8.6	2.2	12.0
Income from operations	$29.0	11.3%	$25.6	12.0%	$3.4	13.3%

Forward Air Corporation
Segment Information
(In millions)
(unaudited)

	Year ended December 31
		Percent of		Percent of		Percent
Forward Air	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$792.8	82.7%	$612.4	78.4%	$180.4	29.5%
Operating expenses:
Purchased transportation	358.9	45.3	277.3	45.3	81.6	29.4
Salaries, wages, and employee benefits	182.0	22.9	131.7	21.5	50.3	38.2
Operating leases	56.0	7.1	24.9	4.1	31.1	124.9
Depreciation and amortization	27.0	3.4	21.7	3.5	5.3	24.4
Insurance and claims	16.8	2.1	11.8	1.9	5.0	42.4
Fuel expense	7.1	0.9	8.4	1.4	(1.3)	(15.5)
Other operating expenses	69.7	8.8	50.5	8.2	19.2	38.0
Income from operations	$75.3	9.5%	$86.1	14.1%	$(10.8)	(12.5)%

		Percent of		Percent of		Percent
FASI	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$130.0	13.5%	$125.2	16.0%	$4.8	3.8%
Operating expenses:
Purchased transportation	35.0	26.9	36.6	29.3	(1.6)	(4.4)
Salaries, wages, and employee benefits	48.7	37.5	42.0	33.5	6.7	16.0
Operating leases	10.2	7.8	9.0	7.2	1.2	13.3
Depreciation and amortization	6.1	4.7	5.8	4.6	0.3	5.2
Insurance and claims	3.8	2.9	3.1	2.5	0.7	22.6
Fuel expense	5.4	4.2	7.3	5.8	(1.9)	(26.0)
Other operating expenses	16.7	12.8	15.4	12.3	1.3	8.4
Income from operations	$4.1	3.2%	$6.0	4.8%	$(1.9)	(31.7)%

		Percent of		Percent of		Percent
TQI	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$42.4	4.4%	$48.8	6.3%	$(6.4)	(13.1)%
Operating expenses:
Purchased transportation	19.2	45.3	24.7	50.6	(5.5)	(22.3)
Salaries, wages, and employee benefits	9.9	23.4	8.4	17.2	1.5	17.9
Operating leases	0.1	0.2	0.1	0.2	—	—
Depreciation and amortization	4.0	9.4	3.6	7.4	0.4	11.1
Insurance and claims	0.9	2.1	0.8	1.7	0.1	12.5
Fuel expense	3.4	8.0	4.5	9.2	(1.1)	(24.4)
Other operating expenses	2.5	5.9	2.4	4.9	0.1	4.2
Income from operations	$2.4	5.7%	$4.3	8.8%	$(1.9)	(44.2)%

		Percent of		Percent of		Percent
Intercompany Eliminations	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$(6.1)	(0.6)%	$(5.4)	(0.7)%	$(0.7)	13.0%
Operating expenses:
Purchased transportation	(4.3)	70.5	(4.0)	74.1	(0.3)	7.5
Other operating expenses	(1.8)	29.5	(1.4)	25.9	(0.4)	28.6
Income from operations	$—	—%	$—	—%	$—	—%

		Percent of		Percent of		Percent
Consolidated	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$959.1	100.0%	$781.0	100.0%	$178.1	22.8%
Operating expenses:
Purchased transportation	408.8	42.6	334.6	42.8	74.2	22.2
Salaries, wages, and employee benefits	240.6	25.1	182.1	23.3	58.5	32.1
Operating leases	66.3	6.9	34.0	4.4	32.3	95.0
Depreciation and amortization	37.1	3.9	31.1	4.0	6.0	19.3
Insurance and claims	21.5	2.2	15.7	2.0	5.8	36.9
Fuel expense	15.9	1.7	20.2	2.6	(4.3)	(21.3)
Other operating expenses	87.1	9.1	66.9	8.6	20.2	30.2
Income from operations	$81.8	8.5%	$96.4	12.3%	$(14.6)	(15.1)%

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Three months ended
	December 31,	December 31,	Percent
	2015	2014	Change

Operating ratio	87.6%	87.0%	0.7%

Business days	64.0	63.0	1.6
Business weeks	12.8	12.6	1.6

Airport-to-airport:
Tonnage
Total pounds ¹	621,178	502,531	23.6
Average weekly pounds ¹	48,530	39,883	21.7

Linehaul shipments
Total linehaul	1,015,043	797,612	27.3
Average weekly	79,300	63,303	25.3

Forward Air Complete shipments	221,842	135,252	64.0
As a percentage of linehaul shipments	21.9%	17.0%	28.8

Average linehaul shipment size	612	630	(2.9)

Revenue per pound ²
Linehaul yield	$17.70	$17.75	(0.2)
Fuel surcharge impact	0.98	1.74	(3.4)
Forward Air Complete impact	3.22	2.85	1.6
Total airport-to-airport yield	$21.90	$22.34	(2.0)

Expedited full truckload - TLX:
Miles
Owner operator ¹	11,475	5,919	93.9
Third party ¹	6,529	5,471	19.3
Total Miles	18,004	11,390	58.1

Revenue per mile	$1.77	$1.85	(4.3)

Cost per mile	$1.32	$1.44	(8.3)%

¹ - In thousands
² - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Year ended
	December 31,	December 31,	Percent
	2015	2014	Change

Operating ratio	90.5%	85.9%	5.4%

Business days	255.0	254.0	0.4
Business weeks	51.0	50.8	0.4

Airport-to-airport:
Tonnage
Total pounds ¹	2,408,424	1,902,218	26.6
Average weekly pounds ¹	47,224	37,445	26.1

Linehaul shipments
Total linehaul	3,815,932	2,925,257	30.4
Average weekly	74,822	57,584	29.9

Forward Air Complete shipments	955,062	528,422	80.7
As a percentage of linehaul shipments	25.0%	18.1%	38.1

Average linehaul shipment size	631	650	(2.9)

Revenue per pound ²
Linehaul yield	$17.28	$17.61	(1.5)
Fuel surcharge impact	1.15	1.93	(3.4)
Forward Air Complete impact	3.22	3.03	0.8
Total airport-to-airport yield	$21.65	$22.57	(4.1)

Expedited full truckload - TLX:
Miles
Owner operator ¹	35,487	26,208	35.4
Third party ¹	24,656	19,018	29.6
Total Miles	60,143	45,226	33.0

Revenue per mile	$1.84	$1.72	7.0

Cost per mile	$1.35	$1.32	2.3%

¹ - In thousands
² - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Forward Air Corporation Reconciliation to U.S. GAAP

The Company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-recurring in nature. We believe that excluding acquisition and integration costs related to Towne Air and CST from our results for the three months and year ended December 31, 2015 and 2014 will assist investors in understanding our core operating performance and allow for more accurate comparisons of results. As required by SEC rules, the tables below present, for the periods indicated, a reconciliation of our presented adjusted non-GAAP measures to the most directly comparable GAAP measures

Forward Air Corporation
Reconciliation to U.S. GAAP
(In millions, except per share data)
(Unaudited)

	Three months ended
			Adjusted
	December 31, 2015 (1)	Integration and Deal Costs	December 31, 2015
Income from operations	$29.0	$0.6	$29.6

Net income	$23.2	$0.4	$23.6

Net income per share:	$0.75	$0.01	$0.76

(1) - As reported in accordance with United States generally accepted accounting principles.

	Three months ended
			Adjusted
	December 31, 2014 (1)	Integration and Deal Costs	December 31, 2014
Income from operations	$25.6	$—	$25.6

Net income	$17.0	$—	$17.0

Net income per share:	$0.55	$—	$0.55

(1) - As reported in accordance with United States generally accepted accounting principles.

Forward Air Corporation
Reconciliation to U.S. GAAP
(In millions, except per share data)
(Unaudited)

	Year ended
			Adjusted
	December 31, 2015 (1)	Integration and Deal Costs	December 31, 2015
Income from operations	$81.8	$23.5	$105.3

Net income	$55.6	$14.7	$70.3

Net income per share:	$1.78	$0.47	$2.25

(1) - As reported in accordance with United States generally accepted accounting principles.

	Year ended
			Adjusted
	December 31, 2014 (1)	Integration and Deal Costs	December 31, 2014
Income from operations	$96.4	$0.9	$97.3

Net income	$61.2	$0.6	$61.8

Net income per share:	$1.96	$0.02	$1.98

(1) - As reported in accordance with United States generally accepted accounting principles.

Forward Air Corporation
Actual to Guidance EPS Bridge
Three months ended December 31, 2015
(All EPS is diluted earnings per share)

Fourth quarter EPS as reported		$0.754
Towne Air acquisition and integration costs		0.012
Adjusted EPS		0.766
Variances from guidance assumptions:
Technology tax deduction and other tax benefits	(0.174)
Operating expenses associated with technology tax deduction	0.022
TQI EPS contribution shortfall	0.009
Detrimental difference in net fuel surcharge	0.020
Total variances from guidance assumptions		(0.123)
Adjusted EPS with variances added back		0.643
Mid-point of original third quarter guidance		0.640
Remaining positive EPS variance		$0.003

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

-END-

CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com